Exhibit 10.17

EXECUTION VERSION

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) dated as of June 11, 2020, shall amend that certain Employment Agreement (as amended, the “Employment Agreement”), dated May 28, 2014, by and between Vine Management Services LLC (“VMS”) (as successor to Vine Oil & Gas GP LLC), and Eric Marsh (“Executive”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

RECITALS

WHEREAS, as set forth below, in connection with the consummation of certain reorganization transactions by affiliates of the Company, the parties desire to amend certain terms of the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

AMENDMENT

1.    Amendment to the Employment Agreement. Effective as of June 11, 2020, the Employment Agreement shall be amended as follows:

(a)    Each reference to “Vine Oil & Gas LP” shall be deemed to be a reference to “Vine Oil & Gas Parent LP”.

(b)    Each reference to “Vine Oil & Gas GP LLC” shall be deemed to be a reference to “Vine Oil & Gas Parent GP LLC”.

(c)    Section 4(a) is hereby amended by replacing the reference to “$570,000” with “$724,605”.

(d)    Section (q) of Appendix A to the Employment Agreement shall be deleted in its entirety and replaced with the following:

““LP Agreement” shall mean the Amended and Restated Limited Partnership Agreement of Vine Oil & Gas Parent LP, dated as of June 11, 2020, as may be amended, restated, supplemented, or otherwise modified from time to time.”

(e)    Section (s) of Appendix A to the Employment Agreement shall be deleted in its entirety and replaced with the following:

““Operating Agreement” shall mean the Amended and Restated Limited Partnership Agreement of Vine Oil & Gas Parent LP, dated as of June 11, 2020, as may be amended, restated, supplemented, or otherwise modified from time to time.”

2.    Other Provisions. Except as expressly modified by this Amendment, the terms and conditions of the Employment Agreement shall remain in full force and effect.

3.    General Provisions. This Amendment may be executed in separate counterparts and delivered by fax or email. This Amendment and all questions concerning the construction, validity and interpretation of this Amendment and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas to be applied. The provisions of this Amendment may be amended and waived only with the prior written consent of the Company (through the Board of Managers of Vine Oil & Gas Parent GP LLC) and Executive.

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The parties hereto have executed this Second Amendment to Employment Agreement on the date first above written.

VINE MANAGEMENT SERVICES LLC

By:	/s/ Wayne Stoltenberg
Name:	Wayne Stoltenberg
Title:	Chief Financial Officer

Signature Page to Second Amendment to Employment Agreement

EXECUTIVE

/s/ Eric D. Marsh
Eric D. Marsh

Signature Page to Second Amendment to Employment Agreement